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                           TELE-COMMUNICATIONS, INC.
                                Terrace Tower II
                                5619 DTC Parkway
                         Englewood, Colorado 80111-3000


                                                                       EXHIBIT 5
                                                                       ---------



                                  May 5, 1995

Board of Directors
Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, CO  80111-3000

Dear Sirs:

          I am Executive Vice President and General Counsel of Tele-Communications, Inc., a Delaware corporation (the "Company"), and this opinion is being delivered in connection with the filing of a registration statement on Form S-3 (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended, of 445,594 shares (the "Shares") of the Company's Class A Common Stock, par value $1.00 per share, to be offered and sold from time to time by the holders thereof named in the Registration Statement (the "Selling Stockholders").

          In connection therewith, I have examined, among other things, the originals, certified copies or copies otherwise identified to my satisfaction as being copies of originals, of the Restated Certificate of Incorporation and By-Laws of the Company, as amended; minutes of the proceedings of the Company's Board of Directors, including committees thereof; and such other documents, records, certificates of public officials and questions of law as I deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, I have relied, to the extent I deemed such reliance appropriate, on certificates of officers of the Company as to factual matters. I have assumed the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or reproduction copies. I have further assumed that there will be no changes in applicable law between the date of this opinion and the date the Shares proposed to be sold by the Selling Stockholders pursuant to the Registration Statement are actually sold.

          Based upon the foregoing, I am of the opinion that the Shares proposed to be sold by the Selling Stockholders have been duly authorized and validly issued, and are fully paid and non-assessable.
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May 5, 1995
Page 2


          I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me contained therein under the heading "Legal Matters." In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                 Very truly yours,

                                 /s/Stephen M. Brett
                                 -------------------
                                 Stephen M. Brett
                                 Executive Vice President and
                                  General Counsel